Exhibit 10.6





                             KERR-McGEE CORPORATION


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

               (Amended And Restated Effective February 26, 1999)





                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I. ESTABLISHMENT AND PURPOSE..........................................1
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     1.1      Establishment and Purpose.......................................1
     ---      -------------------------
     1.2      Pre May 3, 1994 Participants....................................1
     ---      ----------------------------

ARTICLE II. DEFINITIONS.......................................................1
-----------------------

     2.1      "Actuarial Equivalence".........................................1
     ---      -----------------------
     2.2      "Affiliate".....................................................1
     ---      -----------
     2.3      "Anticipated Monthly Primary Insurance Amount"..................2
     ---      ----------------------------------------------
     2.4      "Beneficiary"...................................................2
     ---      -------------
     2.5      "Board of Directors"............................................3
     ---      --------------------
     2.6      "Cause".........................................................3
     ---      -------
     2.7      "Change of Control".............................................3
     ---      -------------------
     2.8      "Code"..........................................................4
     ---      ------
     2.9      "Committee".....................................................4
     ---      -----------
     2.10     "Company".......................................................4
     ----     ---------
     2.11     "Credited Service"..............................................4
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     2.12     "Disability"....................................................5
     ----     ------------
     2.13     "ERISA".........................................................5
     ----     -------
     2.14     "Final Average Monthly Pay".....................................5
     ----     ---------------------------
     2.15     "Good Reason"...................................................5
     ----     -------------
     2.16     "Monthly Offset Amount".........................................6
     ----     -----------------------
     2.17     "Normal Retirement Date"........................................7
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     2.18     "Participant"...................................................7
     ----     -------------
     2.19     "Plan"..........................................................7
     ----     ------
     2.20     "Retirement Plan"...............................................7
     ----     -----------------
     2.21     "Superseded Plan"...............................................7
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ARTICLE III. PARTICIPATION....................................................7
--------------------------

     3.1      Participation...................................................7
     ---      -------------

ARTICLE IV. BENEFITS..........................................................8
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     4.1      Eligibility for Benefits........................................8
     ---      ------------------------
     4.2      Amount of Benefits..............................................8
     ---      ------------------
     4.3      Benefit Limits.................................................11
     ---      --------------

ARTICLE V. FORM OF PAYMENT...................................................12
--------------------------

     5.1      Single Payment (Lump-Sum) Tax Equalization Payments............12
     ---      ---------------------------------------------------

ARTICLE VI. LIMITATIONS ON BENEFITS..........................................12
-----------------------------------

     6.1      Limitations Due to Code Section 280G...........................12
     ---      ------------------------------------
     6.2      Termination for Cause..........................................13
     ---      ---------------------

ARTICLE VII. PROVISIONS FOR BENEFITS.........................................13
------------------------------------

     7.1      Provisions for Benefits........................................13
     ---      -----------------------

                                      -i-


ARTICLE VIII. ADMINISTRATION.................................................13
----------------------------

     8.1      Administration by Committee....................................13
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     8.2      Rules of Conduct...............................................13
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     8.3      Legal, Accounting, Clerical and Other Services.................14
     ---      ----------------------------------------------
     8.4      Records of Administration......................................14
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     8.5      Expenses.......................................................14
     ---      --------
     8.6      Indemnification................................................14
     ---      ---------------
     8.7      Liability......................................................14
     ---      ---------
     8.8      Claims Review Procedures.......................................14
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     8.9      Finality of Determinations; Exhaustion of Remedies.............15
     ---      --------------------------------------------------
     8.10     Effect of Fiduciary Action.....................................15
     ----     --------------------------
     8.11     Effect of Mistake..............................................16
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ARTICLE IX. GENERAL PROVISIONS...............................................16
------------------------------

     9.1      Plan Amendment, Suspension and/or Termination..................16
     ---      ---------------------------------------------
     9.2      Plan Not an Employment Contract................................16
     ---      -------------------------------
     9.3      Non-alienation of Benefits.....................................17
     ---      --------------------------
     9.4      Accelerated Payment............................................17
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     9.5      Tax Consequences Not Guaranteed................................17
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     9.6      Plan Spinoffs..................................................17
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     9.7      Special Payment Situations.....................................18
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     9.8      Termination of Employment......................................18
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     9.9      Duty to Provide Data...........................................19
     ---      ---------------------
     9.10     Tax Withholding................................................19
     ----     ---------------
     9.11     Incompetency...................................................19
     ----     ------------
     9.12     Severability...................................................20
     ----     ------------
     9.13     Governing Law..................................................20
     ----     -------------

                                      -ii-




                             KERR-McGEE CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                   ARTICLE I.
                            ESTABLISHMENT AND PURPOSE

     1.1 Establishment and Purpose. The following are the provisions of the Kerr-McGee Corporation Supplemental Executive Retirement Plan which was established by Kerr-McGee Corporation effective as of January 1, 1991, was amended and restated effective as of May 3, 1994, and is amended and restated hereby, effective February 26, 1999, in order to provide for the payment of supplemental retirement benefits to certain eligible key senior executives. Benefits under this Plan are stated as life annuities calculated under a benefit formula. Nevertheless, this Plan pays all but Disability benefits all at one time (in the form of a lump sum payment).

     1.2 Pre May 3, 1994 Participants. Participants in the Superseded Plan as of May 2, 1994 will receive minimum supplemental retirement benefits under the First Supplement to this Plan.

                                   ARTICLE II.
                                   DEFINITIONS


     Whenever used in this Plan, the following words and phrases shall have the meanings set forth below unless a different meaning is plainly required by the context. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender, the singular may include the plural, and vice versa, unless the context clearly indicates to the contrary.

     2.1 "Actuarial Equivalence" means the actuarial assumptions and methods that are used to determine actuarially equivalent ("Actuarial Equivalent") values under the Plan and shall be the same as those that are used at that time to determine corresponding values under the provisions of the Retirement Plan.

     2.2 "Affiliate" means:

          (a) any corporation other than the Company which together with the Company is a member of a "controlled group of corporations" within the meaning of Section 414(b) of the Code;

          (b) any organization that is under "common control" with the Company as determined under Section 414(c) of the Code;

          (c) any organization which together with the Company is a member of an "affiliated service group" within the meaning of Section 414(m) of the Code;

          (d) a limited liability company wholly owned by the Company; or

          (e) any foreign affiliate of the Company which is covered by an agreement under Section 3121(1) of the Code.

     2.3 "Anticipated Monthly Primary Insurance Amount" means the amount computed under Section 2.3.1 or 2.3.2, below. The Committee shall determine a Participant's average monthly wage to compute his Anticipated Monthly Primary Insurance Amount based on the Participant's actual compensation for all years prior to his retirement or termination of employment as reflected in the Company's or its Affiliates' records for such years. The Anticipated Monthly Primary Insurance Amount computed by the Committee shall be binding for the purpose of determining benefits payable under the Plan. Increases in benefits under the Social Security Act or Railroad Retirement Act due to automatic cost-of-living adjustments, benefit levels, wage or benefit bases after the Participant's retirement or termination of employment shall not be considered. A Participant's Anticipated Monthly Primary Insurance Amount will not be altered by his failure to apply for such Social Security benefit or Railroad Retirement benefit on his Normal Retirement Date of his ineligibility for such Social Security benefit or Railroad Retirement benefit for any reason.

          2.3.1 Retirement or Termination on or After Normal Retirement Date. If a Participant retires or terminates employment on or after his Normal Retirement Date, his Anticipated Monthly Primary Insurance Amount shall equal (a) the monthly old-age insurance benefit payable upon his actual retirement date under the provisions of the Social Security Act in effect on his Normal Retirement Date; and/or (b) the amount of the monthly retirement annuity benefit, excluding supplemental annuities, which is payable to the Participant (and not his spouse or other dependents) on his actual retirement date under the provisions of the Railroad Retirement Act as in effect on his Normal Retirement Date.

          2.3.2 Retirement or Termination Before Normal Retirement Date. If a Participant retires or terminates employment before his Normal Retirement Date, his Anticipated Monthly Primary Insurance Amount shall equal (a) the monthly old-age insurance benefit payable upon his Normal Retirement Date under the provisions of the Social Security Act in effect on the date of his retirement or termination of employment and computed as if he continued employment with the Company or its Affiliates until his Normal Retirement Date at the same regular rate of compensation as in effect on the date of his retirement or termination of employment; and/or (b) the amount of the annuities, which would be payable to the Participant (and not his spouse or other dependents) on his Normal Retirement Date under the provisions of the Railroad Retirement Act, as in effect on the date of his retirement or termination of employment, computed as if said Participant had continued employment with the Company or its Affiliates until his Normal Retirement Date and as if his last regular rate of compensation prior to the date of his retirement or termination of employment were the rate of compensation he would receive until his Normal Retirement Date.

     2.4 "Beneficiary" means the trust, person or persons on whose behalf benefits may be payable under the Plan after a Participant's death. Unless a specific designation to the contrary has been made by the Participant and filed with the Committee, a Participant's Beneficiary under this Plan shall be the same person that is his beneficiary to receive corresponding benefits under the Retirement Plan.

                                       2

     2.5 "Board of Directors" means the duly elected and serving Board of Directors of Kerr-McGee Corporation or any duly authorized committee of the Board of Directors.

     2.6 "Cause" means:

               (i) the willful and continued failure of the Participant to perform substantially all of his or her duties with the Company or its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to such Participant by the Board of Directors which specifically identifies the manner in which the Board of Directors believes that the Participant has not substantially performed his or her duties;

               (ii) the willful engaging by the Participant in gross misconduct which is materially and demonstrably injurious to the Company or its Affiliates; or

               (iii) the conviction of, or plea of guilty or nolo contendere to, a felony.

               Termination of the Participant for Cause shall be made by delivery to the Participant of a copy of a resolution duly adopted by the affirmative vote of not less than a three-fourths majority of the non-employee Directors of the Board of Directors or of the ultimate parent of the entity which caused a Change of Control (if the Company or its Affiliates has become a subsidiary) at a meeting of the Board of Directors called and held for such purpose, after 30 days prior written notice to the Participant specifying the basis for such termination and the particulars thereof and a reasonable opportunity for the Participant to cure or otherwise resolve the behavior in question prior to such meeting, finding that in the reasonable judgment of such Directors, the conduct or event set forth in any of clauses (i) through (iii)
above has occurred and that such occurrence warrants the Participant's termination.

     2.7 "Change of Control" means any one of the following:

          (a) any person ("Person") as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in
Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities (other than indirectly as a result of the Company's redemption of its securities); or

          (b) the consummation of any merger or other business combination of the Company, sale of 50% or more of the Company's assets, liquidation or dissolution of the Company or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to the Company's assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

                                       3

          (c) within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a Person (other than the Board of Directors) or who has entered into an agreement to effect a Change of Control or expressed an intention to cause such a Change of Control); or

          (d) a majority of the members of the Board of Directors in office immediately prior to a proposed transaction determine by a written resolution that such proposed transaction, if taken, will be deemed a Change of Control and such proposed transaction is consummated.

     2.8 "Code" means the Internal Revenue Code of 1986, as amended.

     2.9 "Committee" means the Executive Compensation Committee of the Board of Directors, which shall administer the Plan in accordance with Article VIII.

     2.10 "Company" means Kerr-McGee Corporation, or any successor thereto.

     2.11 "Credited Service" means, except as modified in other provisions of the Plan, the total period of a Participant's service with the Company or its Affiliates as an employee, computed in completed months, until his date of actual retirement or termination of employment or, where applicable, until such other date as is specified hereunder; provided:

          (a) any complete calendar month that the Participant is absent from the service of the Company or an Affiliate shall be excluded from his Credited Service unless he receives regular compensation from the Company or an Affiliate as an employee for all or any portion of such month; provided, however, that any absence due to the employee's engagement in military service will, except as provided below, be included in his Credited Service if such absence is covered by a leave of absence granted by the Company or an Affiliate or is by reason of compulsory military service and provided that such Participant is entitled under applicable Federal laws to reemployment by the Company or an Affiliate upon his discharge from active duty and he returns to the active service of the Company or an Affiliate within the period of time during which he has reemployment rights under applicable Federal law or within 60 days from and after discharge or separation from such engagement if no Federal law is applicable;

          (b) Credited Service shall never be calculated in a manner which would result in a duplication of credit for any service of any Participant with the Company or an Affiliate; and

                                       4

          (c) Except for the determination of eligibility under Section 4.1(a) hereof, Credited Service shall not include service as an employee after the Participant has reached his Normal Retirement Date.

     2.12 "Disability" means a mental or physical condition which qualified the Participant as being disabled for purposes of any of the plans or programs of the Company or an Affiliate that employs the Participant under which benefits, compensation, or awards are contingent upon a finding of disability or, in the opinion of the Committee, causes the Participant to be unable to perform his usual duties for the Company or an Affiliate. Such a Participant shall be considered as suffering a Disability for benefit entitlement purposes regardless of whether the Participant's employment with the Company or its Affiliates has actually terminated.

     2.13 "ERISA" means the Employee Retirement Security Act of 1974, as amended.

     2.14 "Final Average Monthly Pay" means the same amount as is determined under the Retirement Plan except that any portion of a bonus or salary that is deferred under a deferred compensation plan maintained by the Company or its Affiliates shall be included for purposes of determining Final Average Monthly Pay. These amounts shall be included in the calendar year for which the amount could have been received by the Participant whether or not the Participant elects to defer such compensation. Deferred compensation shall be excluded in the calendar year actually paid. The foregoing notwithstanding, Final Average Monthly Pay shall exclude all compensation received or deferred after a Participant's Normal Retirement Date.

     2.15 "Good Reason" means the occurrence of any of the following without the Participant's written consent expressly waiving the rights provided hereunder:

          (a) any material and adverse diminution of the Participant's duties or responsibilities with the Company or its Affiliate from those in effect immediately prior to the Change of Control.

          (b) any reduction in the Participant's annual base salary or any adverse change in bonus opportunity or participation in cash bonus programs in effect immediately prior to the Change of Control.

          (c) any requirement that Participant be based at a location more than 35 miles from the location at which the Participant was based immediately prior to the Change of Control (or a substantial increase in the amount of travel Participant is required to do because of a relocation of the executive offices);

          (d) any failure by the Company to obtain from any successor to the Company an agreement reasonably satisfactory to the Participant to assume and perform this Plan; or

          (e) any amendment, reduction or termination of any benefit plan, program or arrangement, which has the effect of causing the Participant to have benefits which are not substantially similar, in the aggregate, to those benefits provided to the Participant immediately prior to the Change of Control.

                                       5

          Notwithstanding the foregoing, in the event Participant provides the Company with a notice of termination ("Notice of Termination") referencing this
Section 2.15(e), the Company shall have 30 days thereafter in which to cure or resolve the behavior otherwise constituting Good Reason. Any good faith determination by Participant that Good Reason exists shall be presumed correct and shall be binding upon the Company.

          Any purported termination of the Participant's employment (other than on account of Participant's death) with the Company or its Affiliate, if such termination occurs after the occurrence of a Change of Control or under circumstances specified above, shall be communicated by a Notice of Termination to the Participant, if such termination is by the Company or its Affiliate, or to the Company or its Affiliate, if such termination is by the Participant. For purposes of this Agreement, "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provisions so indicated. For purposes of this Plan, no purported termination of Participant's employment with the Company or its Affiliate shall be effective without such a Notice of Termination having been given.

     2.16 "Monthly Offset Amount" determined as of any specified date means the sum of:

          (a) the monthly amount of retirement income or other benefit which is payable to or on behalf of the Participant on or after such specified date under any qualified defined benefit pension plan maintained by the Company;

          (b) the monthly amount of retirement income or other benefit which represents a "Restored Defined Benefit Plan Benefit" within the meaning of the Kerr-McGee Corporation Benefits Restoration Plan and is payable to or on behalf of the Participant on or after such specified date under such Restoration Plan; and

          (c) the Anticipated Monthly Primary Insurance Amount.

     If the retirement income or other benefit described in (a) through (c) is payable to the Participant in a form other than a straight life annuity, such retirement income or other benefit shall be converted to an Actuarially Equivalent amount that is payable in the form of a straight life annuity.

     If the retirement income or other benefit described in (a) through (c) is due to commence at a date that is subsequent to the specified date, such retirement income or other benefit shall be converted to an Actuarially
Equivalent amount that is payable in the form of a straight life annuity beginning at such specified date.

     If the Participant has received all or a portion of the retirement income or other benefit described in (a) through (c) prior to such specified date, the amount that he has received prior to such specified date shall be converted to an Actuarially Equivalent amount that is payable in the form of a straight life annuity beginning at such specified date and shall be added to the amount, if any, of the retirement income described in (a) through (c) that is payable to him on and after such specified date.

                                       6

     Any provisions above to the contrary notwithstanding, the Monthly Offset Amount that is applied in determining the amount of the monthly retirement income that is payable under Section 4.2(b) hereof to a disabled Participant prior to his attainment of the age of 52 years shall be equal to the sum of the amounts described in (a) through (c) that the Committee anticipates that he will actually receive during each such month. The Monthly Offset Amount shall be redetermined as of the first day of the month coincident with or next following the date on which such Participant attains the age of 52.

     2.17 "Normal Retirement Date" means the first day of the month coincident with or next following the date on which a Participant attains the age of 65 years.

     2.18 "Participant" means any key senior executive of the Company or an Affiliate who is participating in the Plan in accordance with the provisions of
Article III.

     2.19 "Plan" means this Kerr-McGee Corporation Supplemental Executive Retirement Plan, as set forth herein and as it may be amended from time to time. The Plan's "plan year" is the calendar year.

     2.20 "Retirement Plan" means the Kerr-McGee Corporation Retirement Plan, as amended from time to time, or any successor plan.

     2.21 "Superseded Plan" means the Kerr-McGee Corporation Supplemental Executive Retirement Plan as in effect from January 1, 1991, through May 2, 1994, and such amended and restated plan as in effect from May 3, 1994, through February 25, 1999, collectively or distributively as the context may indicate.

                                   ARTICLE III.
                                  PARTICIPATION

     3.1 Participation Participation in this Plan shall be limited to those key senior executives of the Company or its Affiliates who are recommended by management for participation in the Plan and are designated as Participants in the Plan by the Committee.


     No person shall have the right to be selected as a Participant. Prior to a Change of Control, a person who is selected to be a Participant may be deprived of that status by the Committee at any time prior to his attainment of age 52 and completion of five years of Credited Service, except while suffering a Disability. If a Participant terminates employment with the Company or its Affiliate for any reason at any age, the individual shall not become a Participant again if he is subsequently rehired unless he is then again selected to participate in the Plan in accordance with this Section.

                                       7

                                  ARTICLE IV.
                                    BENEFITS

     4.1 Eligibility for Benefits. A Participant shall, subject to the other provisions of this Plan, be eligible for a benefit as described in Section 4.2 if:

          (a) he terminates from the service of the Company or its Affiliate on or after his attainment of the age of 52 years and completion of five years of Credited Service;

          (b) he terminates from the service of the Company or its Affiliate before his attainment of the age of 52 years and completion of five years of Credited Service and, in the sole opinion of the Committee, it would be in the best interest of both the Company or its Affiliate and the Participant for the Participant to receive a benefit under the Plan;

          (c) his active service with the Company or its Affiliate is terminated prior to his attainment of the age of 52 years and the reason for his termination is, in the opinion of the Committee, because of his Disability;

          (d) his service with the Company or its Affiliate is terminated by the Company or its Affiliate for any reason, other than for Cause, or by the Participant for Good Reason during the period starting with a Change of Control and ending on the later of the second anniversary thereof or other expiration of the remaining period of the Participant's employment term, determined as of the date of the Change of Control under a written employment agreement or other written agreement, if any, under which he is serving the Company or its Affiliate; or

          (e) his service is terminated because of his death after the completion of five years of Credited Service.

     A Participant who retires or whose service is terminated other than as specified in Subsections (a) through (e) shall not be entitled to any benefit under the Plan.

     4.2 Amount of Benefits. The benefits provided under the Plan on behalf of a Participant who is eligible for a benefit under the provisions of Section 4.1 shall be determined in accordance with the following provisions of this Section
4.2. If in the Committee's sole opinion there are circumstances which warrant the payment of a larger benefit to a Participant than otherwise would be computed hereunder, such benefit may be increased. Such percentage may not, however, be increased to exceed 65% of Final Average Monthly Pay. The Committee, in its sole discretion, may also, decrease the Monthly Offset Amount and/or the actuarial reduction required under this Section. Except in the case of Disability benefits, the amounts described below are only payable as Actuarially Equivalent lump sums, despite being described below for benefit computation purposes as life annuities.

                                       8

          (a) Retirement: The benefit provided under the Plan on behalf of an eligible Participant described in Sections 4.1(a) or 4.1(b) who retires from the service of the Company or its Affiliate shall be a monthly retirement income payable to him for life commencing on the first day of the month coincident with or next following the date of his retirement in an amount equal to the excess, if any, of;

               (i) an amount determined by multiplying the years and fraction of years of the Participants Credited Service by 2.5% subject to a minimum of 40% and a maximum of 65% for such product, multiplying such product by the Participant's Final Average Monthly Pay, and multiplying such product by the Early Retirement Factor specified in the schedule below, based upon the Participant's attained age at the date of his retirement; over

               (ii) his Monthly Offset Amount determined as of the date of his retirement or, in the case of a Participant who retires after attaining age 65, any earlier date the Committee in its sole discretion elects to use.


                                       or


                          (i) - (ii) = Benefit Received


             Attained Age on                     Early Retirement
             Retirement Date                          Factor
             ---------------                     ----------------
               60 or older                             100%
                    59                                  95%
                    58                                  90%
                    57                                  85%
                    56                                  80%
                    55                                  75%
                    54                                  70%
                    53                                  65%
                    52                                  60%

     Straight line interpolation between the next higher age and next lower age shall be used to determine the Early Retirement Factor to the nearest month that applies to a Participant whose attained age on his retirement date is not a whole number of years.

          (b) Termination Due to Disability: The benefit provided under the Plan on behalf of an eligible Participant described in Section 4.1(c) whose active service is terminated prior to his attainment of the age of 52 years by reason of Disability shall be determined as follows.

     Monthly Income Provided: The amount of monthly retirement income provided under this Section 4.2(b) shall be equal to the excess, if any, of:

                                       9

               (i) an amount determined by multiplying the years and fraction of years of the Participant's anticipated Credited Service determined as if the Participant had continued in active service with the Company or an Affiliate until retirement at age 52 by 2.5% subject to a minimum of 40% and a maximum of 65% for such product, multiplying such product by the Participant's Final Average Monthly Pay, and multiplying such product by the Early Retirement Factor specified in Section 4.2(a) above for retirement at age 52; over

               (ii) his Monthly Offset Amount determined as of (1) the date of each payment with respect to payments due prior to his attainment of the age of 52 years and (2) his attainment of the age of 52 years with respect to payments due after his attainment or such age.


                                       or


                          (i) - (ii) = Monthly Benefit


          Such amount of monthly retirement income shall commence on the first day of the month coincident with or next following the date of termination of such Participant's active service due to Disability and shall be payable to him for life; provided, if, in the opinion of the committee, the Participant has recovered from his Disability prior to his attainment of the age of 52 years, such monthly retirement income shall cease with the payment due on the first day of the month immediately preceding the date as of which the Committee deems the Participant to have recovered from his Disability. If the Participant resumes active duties for the Company or an Affiliate immediately after his Disability ceases, he shall remain a Participant. If he does not immediately resume active duties for the Company or an Affiliate, he shall cease to be a Participant. The lump-sum form of payment described in Section 5.1 hereof shall not apply with respect to the payments provided under this Section 4.2(b) prior to the date as of which the Participant will attain the age of 52 years, but a Disabled participant who attains the age of 52 years without recovering from his Disability shall receive a lump-sum payment under Section 5.1 upon attaining age 52.

          (c) Termination Due to Change of Control: The benefit provided under the Plan on behalf of an eligible Participant described in Section 4.1(d), shall be equal to a monthly retirement income, payable to him for life commencing on the first day of the month coincident with or next following the date of termination of his service, in an amount equal to the excess, if any of:

               (i) an amount determined by multiplying the years and fraction of years of the Participant's Credited Service by 2.5% subject to a minimum of 40% and a maximum of 65% for such product, multiplying such product by the Participant's Final Average Monthly Pay, and multiplying such product by the Early Retirement Factor specified in Section 4.2(a) above based on the Participant's attained age as of the date of his termination of service; or if the Participant's attained age as of the date of his termination of service is less than age 52, by the product of the Early Retirement Factor specified in Section 4.2(a) above for retirement at age 52 multiplied by a factor which will convert a monthly retirement income payable for life commencing at age 52 to an Actuarially Equivalent amount of monthly retirement income payable for life commencing at the Participant" attained age as of the date of his termination of service; over

                                       10

               (ii) his Monthly Offset Amount determined as of the date of termination of his service.

                                       or

                          (i) - (ii) = Monthly Benefit

                  Notwithstanding anything to the contrary, following a Change of Control, each Participant described in Section 4.1(d) shall upon termination of employment following a Change of Control have a nonforfeitable right to benefits under the Plan. For purposes of computing such benefits under this
Section 4.2(c) (but not under Section 4.2(d), each such Participant shall be credited with five additional years of Credited Service (but Credited Service shall not exceed the anticipated Credited Service at Normal Retirement Date) and five years shall be added to the Participant's age for determining any reduction for commencement prior to age 60.

          (d) Termination Due to Death: The benefit provided under the Plan on behalf of an eligible Participant who is either described in Section 4.1(e) or a Disabled Participant who dies prior to attaining age 52 shall be equal to the monthly retirement income, payable to the Beneficiary for life commencing on the first day of the month coincident with or next following the Participant's death, which can be provided on an Actuarially Equivalent basis by the actuarially computed present value, determined as of the date of the Participant's death, of the monthly retirement income computed under Section 4.2(c); provided, the Participant's date of death shall be used in lieu of his date of termination of service. Final Average Monthly Pay and Monthly Offset Amounts shall be determined as of the date of the Participant's death. Credited Service shall be the greater of the amount determined at the Participant's death and the amount determined as if the Participant had continued in active service with the Company or its Affiliate until retirement at age 60. In the case of the death of a Disabled Participant, the benefit shall be computed as if he had remained in the active service of the Company or its Affiliate until his death and his Final Average Monthly Pay at the date of his death was the same as his Final Average Monthly Pay at the date of his termination of active service due to Disability. The lump-sum amount due under this Section shall be paid to the Participant's Beneficiary promptly following the Participant's death.

     4.3 Benefit Limits. Notwithstanding anything to the contrary, the benefit provided under this Plan before reduction for commencement prior to age 60 and before reduction for the Participant's Monthly Offset Amount shall not be less than 40%, nor more than 65% of Final Average Monthly Pay.

                                       11

                                   ARTICLE V.
                                 FORM OF PAYMENT

     5.1 Single Payment (Lump-Sum) Tax Equalization Payments. The life annuity benefits described in Article IV are merely set forth in the Plan to establish lifetime income replacement targets for Participants. Except as to benefits payable on account of Disability under Section 4.2(b) prior to age 52, cash benefits payable under this Plan shall be paid as an immediate tax-equalized amount all at one time (in the form of a lump sum payment), to be paid as soon as practicable, as determined by the Committee, following the occurrence of the event which makes the benefit payable. The amount of the lump sum payment shall be calculated as follows: the amount shall equal the amount that would be required to pay the single premium (plus the federal and state income taxes that would be due on such single premium if it were paid to the recipient in the form of a lump sum payment) for a single-life annuity, commencing on the first day of the calendar month following the Participant's termination of service (or attainment of age 52 in the case of Disability) which caused the benefits to be payable (the "Annuity Commencement Date") in an amount equal to the monthly annuity described in the following sentence. The amount of monthly annuity to be used in determining the single premium described above shall be equal to that amount that would enable the recipient to have the same amount of monthly income remaining, after the payment of federal and state income taxes on such monthly income (and taking into account the exclusion ratio within the meaning of Section 72(b) of the Code that would apply if such income were being paid under an annuity purchased by the recipient from an insurance company), as he would have remaining, after the payment of federal and state income taxes on monthly income payments, if the monthly lifetime income to which he is entitled under the Plan were payable directly from the Company or its Affiliates commencing on the Annuity Commencement Date. The federal and state income taxes that would be due on such single premium and monthly incomes described above shall be based on the maximum tax rates that are in effect during the calendar year during which the Annuity Commencement Date occurs or upon such other tax rates which, in the opinion of the Committee based on the circumstances of the recipient, are appropriate with respect to the recipient for such calendar year. The single premium determined under this Section that is required to purchase the monthly annuity described above shall be equal to the lump-sum amount that would be required to purchase such monthly annuity at the Annuity Commencement Date from an insurance or annuity company selected by the Committee that has a rate of AA+ or better by a recognized rating agency selected by the Committee.

                                  ARTICLE VI.
                             LIMITATIONS ON BENEFITS

     6.1 Limitations Due to Code Section 280G. Any provisions of Articles IV and V above to the contrary notwithstanding, the benefits under the Plan shall be reduced, but only to the extent necessary, so that no portion thereof shall constitute an "excess parachute payment," within the meaning of Section 280G of the Code, that is subject to the excise tax imposed by Section 4999 of said Code; provided, however, that such a reduction will apply only if, by reason of such reduction, the amount of the Participant's Net After Tax Benefit exceeds the amount of the Net After Tax Benefit that would apply if such reduction were not made. For the purpose of this Section, the Participant's Net After Tax Benefit shall be equal to the sum of (i) the total amounts payable to the Participant under this Plan, plus (ii) all other payments and benefits which the Participant receives or is entitled to receive from the Company or any subsidiary (within the meaning set forth in rule 12b-2 of the General rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended) of the Company or for any other reason or from any other source that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (iii) the amount of federal income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Participant (based upon the rate in effect for such year, as set forth in the Code at the time of termination of his employment), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code. The calculations under this Section shall be made, at the Company's expense, by the Committee and the Participant. If no agreement on the calculations is reached within five days of the date of termination of the Participant's service, then the Participant and the Committee will agree to the selection of an accounting firm to make the calculations. If no agreement can be reached regarding the selection of an accounting firm, the Committee shall select a major national accounting firm which has offices in at least 15 principal cities in the United States and which has no current or recent business relationship with the Company or with the Participant. The determination of any such firm selected by the Committee will be conclusive and binding on all parties.

                                       12

     6.2 Termination for Cause. If a Participant's service with the Company or its Affiliates is terminated for Cause, the Committee may terminate such Participant's interest and benefits under this Plan, notwithstanding anything in
Section 9.1 to the contrary.

                                  ARTICLE VII.
                             PROVISIONS FOR BENEFITS

     7.1 Provisions for Benefits. Benefits provided by this Plan shall constitute general obligations of the Company and its Affiliates and shall at all times be subject to the claims of the general creditors of the Company and its Affiliates if such Affiliate is also is the employer of the Participant, in accordance with the terms hereof. No amounts in respect of such benefits shall be set aside or held in trust and no recipient of any benefit shall have any right to have the benefit paid out of any particular assets of the Company and its Affiliates; provided, however, that nothing herein shall be construed to prevent a transfer of funds to a grantor trust for the purpose of paying benefits or any part thereof as directed by the Committee under this Plan.

                                 ARTICLE VIII.
                                 ADMINISTRATION

     8.1 Administration by Committee. The Executive Compensation Committee shall, unless otherwise determined by the Board of Directors, administer this Plan. The Committee shall be the "plan administrator" with respect to the Plan. The Company shall be the "named fiduciary" of the Plan.

     8.2 Rules of Conduct. The Committee shall adopt such rules for the conduct of its business and the administration of this Plan as it considers desirable, provided they do not conflict with the provisions of this Plan.

                                       13

     8.3 Legal, Accounting, Clerical and Other Services. The Committee may authorize one or more if its members or any agent to act on its behalf and may contract for legal, accounting, clerical and other services to carry out this Plan. All expenses of the Committee shall be paid by the Company.

     8.4 Records of Administration. The Committee shall keep records reflecting the administration of this Plan which shall be subject to audit by the Company.

     8.5 Expenses. The expenses of administering the Plan shall be borne by the Company.

     8.6 Indemnification. The officers and directors of the Company, members of the Committee, and any employees of the Company who administer the Plan (including in-house counsel who interprets the Plan) shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement with the Company's written approval or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's fraud or willful misconduct.

     8.7 Liability. No member of the Board of Directors or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member, or by any officer, agent, or employee of the Company or of any such body, nor, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

     8.8 Claims Review Procedures. The following claim procedures shall apply until such time as a Change of Control has occurred. Thereafter, these procedures shall apply only to the extent the claimant requests their applications:

          (a) Denial of Claim. If a claim for benefits is wholly or partially denied, the claimant shall be given notice in writing of the denial within a reasonable time after the receipt of the claim, but not later than 90 days after the receipt of the claim. However, if special circumstances require an extension, written notice of the extension shall be furnished to the claimant before the termination of the 90-day period. In no event shall the extension exceed a period of 90 days after the expiration of the initial 90-day period. The notice of the denial shall contain the following information written in a manner that may be understood by a claimant:

               (i) the specific reasons for the denial;

               (ii) specific reference to pertinent Plan provisions on which the denial is based;

               (iii) a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is necessary;

                                       14

               (iv) an explanation that a full and fair review by the Committee of the denial may be requested by the claimant or his authorized representative by filing a written request for a review with the Committee within 60 days after the notice of the denial is received; and

               (v) if a request for review is filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the 60-day period described in Section 8.8(a)(iv).

          (b) Decisions After Review. The decision of the committee with respect to the review of the denial shall be made promptly, but not later than 60 days after the Committee receives the request for the review. However, if special circumstances require an extension of time, a decision shall be rendered not later than 120 days after the receipt of the request for review. A written notice of the extension shall be furnished to the claimant prior to the expiration of the initial 60-day period. The claimant shall be given a copy of the decision, which shall state, in a manner calculated to be understood by the claimant, the specific reasons for the decision and specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

          (c) Other Procedures. Notwithstanding the foregoing, the Committee may, in its discretion, adopt different procedures for different claims without being bound by past actions. Any procedures adopted, however, shall be designed to afford a claimant a full and fair review of his claim and shall comply with applicable regulations under ERISA.

     8.9 Finality of Determinations; Exhaustion of Remedies. To the extend permitted by law, decisions reached under the claims procedures set forth in
Section 8.8 shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his remedies under Section 8.8. In any such legal action, the claimant may only present evidence and theories which the claimant presented during the claims procedure. Any claims which the claimant does not in good faith pursue though the review stage of the procedure shall be treated as having been irrevocably waived. Judicial review of a claimant's denied claim shall be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories the claimant presented during the claims procedure. This Section shall have no application following a Change of Control as to a claim which is first asserted or first denied after the Change of Control and, as to such a claim, the de novo standard of judicial review shall apply.

     8.10 Effect of Fiduciary Action. The Plan shall be interpreted by the Committee and all Plan fiduciaries in accordance with the terms of the Plan and their intended meanings. However, the Committee and all Plan fiduciaries shall have the discretion to make any findings of fact needed in the administration of the Plan, and shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms in any fashion they deem to be appropriate in their sole judgment. The validity of any such finding of fact, interpretation, construction or decision shall not be given de novo review if challenged in court, by arbitration or in any other forum, and shall be upheld unless clearly arbitrary or capricious. To the extent the Committee or any Plan fiduciary has been granted discretionary authority under the Plan, the Committee's or Plan fiduciary's prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter. If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Committee in it sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted by the Committee and all Plan fiduciaries in a fashion consistent with its intent, as determined by the Committee in its sole discretion. The Committee, without the need for Board of Directors' approval, may amend the Plan retroactively to cure any such ambiguity. This Section may not be invoked by any person to require the Plan to be interpreted in a manner which is inconsistent with its interpretation by the Committee or by any Plan fiduciaries. All actions taken and all determinations made in good faith by the Committee or by Plan fiduciaries shall be final and binding upon all persons claiming any interest in or under the Plan. This Section shall not apply to fiduciary or Committee actions or interpretations which take place or are made following a Change of Control.

                                       15

     8.11 Effect of Mistake. If, in the sole opinion of the Committee, a material mistake or misstatement as to the eligibility of a Participant or the amount of benefit payments made or to be made to or with respect to a Participant occurs, the Committee shall, if possible, cause an adjustment to be made so as to correct such mistake and provide the correct amount of payments with respect to such Participant.

                                  ARTICLE IX.
                               GENERAL PROVISIONS

     9.1 Plan Amendment, Suspension and/or Termination. The Board of Directors may, by resolution, in its absolute discretion, from time to time, amend, suspend or terminate in whole or in part, and if terminated, reinstate any of all of the provisions of this Plan, except that no amendment suspension or termination may apply so as to decrease the amount then payable (1) to a Participant who already has at least attained his sixty-second birthday, (2) the Disability benefits payable to a Participant who, at the time the amendment is adopted, is receiving Disability benefits, or (3) the Beneficiary or Beneficiaries of a deceased Participant who died before the amendment is adopted. Any such amendment, suspension or terminations shall become effective on such date as shall be specified in such resolution and, except as expressly limited in this Section 9.1, shall include provisions and shall have such effect as the Board of Directors in its absolute discretion, deems desirable. Notwithstanding the foregoing, on or after a Change of Control, any amendment, suspension or termination of the Plan shall not apply to any Participant or Beneficiary in any way in which the Participant or Beneficiary reasonably considers to be personally detrimental if the Participant objects to such application in writing within thirty days after notice of the amendment unless the Participant or Beneficiary theretofore had consented, or thereafter consents, to the amendment in writing.

     9.2 Plan Not an Employment Contract. The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company or its Affiliates and any employee, or consideration for, or an inducement or condition of, the employment of an employee. Nothing contained in the Plan shall give any employee the right to be retained in the service of the Company or its Affiliates or to interfere with or restrict the right of the Company or its Affiliates, which is hereby expressly reserved, to discharge or retire any employee at any time for any reason not prohibited by statute, without the Company or its Affiliates being required to show cause for the termination. Inclusion under the Plan will not give any employee any right or claim to any benefit hereunder except to the extend such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to employees, Participants or Beneficiaries. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

                                       16

     9.3 Non-alienation of Benefits. Except as provided in this Section and to the extent permitted by law, benefits payable under this Plan shall not, without Committee consent, be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. An unauthorized attempt to charge or otherwise dispose of any right to benefits payable shall be subject to seizure by legal process resulting from any attempt by creditors of or claimants against any Participant (or Beneficiary), or any person claiming under or through the foregoing, to attach his interest under this Plan. The anti-alienation restrictions of this Section shall not apply to "qualified domestic relations order" described in Section 206(d) of ERISA. The Committee shall establish procedures to determine whether domestic relations orders are "qualified domestic relation orders" and to administer distributions under such qualified domestic relation orders. Nothing in this Section shall preclude the Company or its Affiliates from withholding from amounts payable to a Participant or his Beneficiary under this Plan amount the Participant owes the Company or its Affiliates, as the case may be. Following a Change of Control, the Company or its Affiliates shall not be entitled to withhold amounts in the manner described in the preceding sentence.

     9.4 Accelerated Payment. In connection with termination of the Plan or otherwise, the Committee may elect to accelerate the time for payment of benefits to any Participant, in which case the Company or its Affiliates shall pay the Participant the amount, if any, that would then be payable to the Participant if he then terminated employment with the Company or its Affiliates other than for Cause. If such a Participant is receiving Disability benefits, the Participant may be paid the Actuarial Equivalent of (a) the remaining Disability benefits he would have received prior to age 52 if those benefits continued at the level then in effect and (b) the lump sum payment the individual would have received at age 52 if he continued to receive Disability benefits until that time.

     9.5 Tax Consequences Not Guaranteed. The Company does not warrant that this Plan will have any particular tax consequences for Participants or Beneficiaries and shall not be liable to them if tax consequences they anticipate do not actually occur. The Company shall have no obligation to indemnify a Participant or Beneficiary for lost tax benefits (or other damage or loss) in the event benefits are cancelled as permitted under Section 9.1, or are accelerated under
Section 9.4 or because of change in Plan design or funding; e.g., establishment of a "secular trust."

     9.6 Plan Spinoffs. If, prior to a Change of control, all or a portion of the Company is sold, the buyer may, with the Company's consent, assume sponsorship of the portion of the Plan that covered a Participant who transfers to the buyer's employ. The Company shall thereafter have no obligations whatsoever under this Plan with respect to the portion of the Plan assumed by the buyer even if the buyer fails to satisfy its obligations under this Plan. For example, if following such an assumption, the buyer is unable to pay benefits when due, the Company shall not be liable for such amounts.

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     9.7 Special Payment Situations.

          (a) Missing Participant or Beneficiary. Payment of benefits to the person entitled thereto may be sent by first class mail, address correction requested, to the last knows address on file with the Committee. If, within two months from the date of issuance of the payment, the payment letter cannot be delivered to the person entitled thereto or the payment has not been negotiated, the payment shall be treated as forfeited. However, if the person to whom the benefit became payable subsequently appears and identifies himself to the satisfaction of the Committee, the amount forfeited (without earnings thereon) shall be distributed to the person entitled thereto. The right of any person to restoration of a benefit which was forfeited pursuant to this Section shall cease upon termination of the Plan.

          (b) Private Investigators. If the Committee retains a private investigator or other person or service to assist in locating a missing person, all costs incurred for such services shall be charged against the benefit to which the missing person was believed to be entitled and the benefit shall be reduced by the amount of the costs incurred, except as the Committee may otherwise direct.

          (c) Delayed Payment. Payments to Participants or Beneficiaries may be postponed by the Committee until any anticipated taxes, expenses or amounts to be paid under a qualified domestic relations order have been paid in full or until it is determined that such charges will not be imposed. A payment to a Participant or Beneficiary may also be delayed in the event payment might defeat an adverse potential or asserted claim by some other person to the payment. The cost incurred by the Company in dealing with any such adverse claim shall be charged against the benefit to which the claim relates, except as the Committee otherwise directs.

     9.8 Termination of Employment.

          (a) General Rule. A Participant's employment with the Company or its Affiliates shall terminate upon the first to occur of his resignation from or discharge by the Company or its Affiliates (except as provided in subsection (c) with respect to business dispositions) or his death or retirement. A Participant's employment shall not terminate on account of an authorized leave of absence, disability leave, sick leave, vacation, on account of a military leave described in subsection (b), or transfers between the Company and its Affiliates. However, failure to return to work upon expiration of any leave of absence, sick leave, disability leave, or vacation shall be considered a resignation effective as of the expiration of such leave of absence, sick leave, disability leave, or vacation.

          (b) Military Leaves. Any Participant who leaves the Company or its Affiliates directly to perform service in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling the Participant to reemployment rights, as provided in the laws of the United States, shall be on military leave. A Participant's military leave shall expire if the Participant voluntarily resigns from the Company and its Affiliates during the leave or if he fails to make application for reemployment within the period specified by such law for the preservation of reemployment rights. In such event, the individual's employment shall be deemed to terminate by resignation on the date the military leave expired.

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          (c) Spinoffs. If a Participant ceases to be employed by the Company or its Affiliates because of the disposition by the Company or an Affiliate of its interest in a subsidiary, plant, facility or other business unit or if an entity which employs a Participant ceases to be an Affiliate, such Participant's employment shall be considered terminated for all Plan purposes, except as provided below, upon the occurrence of such event. If the buyer assumes the Plan with respect to the Participant, his employment shall be considered terminated under the circumstances prescribed under the Plan as then maintained by the buyer pursuant to the provisions of Section 9.6. This Section 9.8(c) shall not apply to the extent it is overridden by any contrary or inconsistent provision in applicable sales documents or any related documents, whether adopted before or after the sale and any such contrary or inconsistent provision shall instead apply and is hereby incorporated in the Plan by this reference.

     9.9 Duty to Provide Data.

          (a) Data Requests. Every person with an interest in the Plan or claiming benefits under the Plan shall furnish the Committee on a timely and accurate basis with such documents, evidence or information as it considers necessary or desirable for the purpose of administering the Plan. The Committee may postpone payment of benefits (without accrual of interest) until such information and such documents have been furnished.

          (b) Addresses. Every person claiming a benefit under this Plan shall give written notice to the Committee of his post office address and each change of post office address. Any communication, statement or notice addressed to such a person at his latest post office address as filed with the Committee will, on deposit in the United States mail with postage prepaid, be as binding upon such person for all purposes of the Plan as if it had been received, whether actually received or not. If a person fails to give notice of his correct address, the Committee, the Company and its Affiliates and Plan fiduciaries shall not be obliged to search for, or to ascertain, his whereabouts.

          (c) Failure to Comply. If benefits which are otherwise currently payable cannot be paid to the person entitled to the benefits because the individual has failed to comply with this Section or other Plan provisions relating to claims for benefits, any unpaid past due amount shall be forfeited on the individual's death or presumed death.

     9.10 Tax Withholding. The Company or other payor may withhold from a benefit payment under this Plan any Federal, state or local taxes required by law to be withheld with respect to such payment and may withhold such sum as the payor may reasonably estimate as necessary to cover any taxes for which the Company or any Affiliate may be liable and which may be assessed with regard to such payment.

     9.11 Incompetency. Any person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in an acceptable form and manner, that such person is incompetent and a guardian or other person legally vested with the care of his estate has been appointed. If the Committee finds that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of any disability or infirmity and no legal guardian of such person's estate has been appointed, any payment due may be paid to the spouse, a child, a parent, a sibling, or to any person deemed by the Committee to have incurred expense for such person otherwise to the spouse, a child, a parent, a sibling, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment. Any such payment so made shall be a complete discharge of any liability therefore under the Plan. If a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments shall be made to such guardian, provided proper proof of appointment and continuing qualification is furnished in the form and manner acceptable to the Committee. Any such payment so made shall be a complete discharge of any liability therefore under the Plan.

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     9.12 Severability.  If any provision of the Plan is held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been contained therein. The Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment.

     9.13 Governing Law. This Plan is subject to the ERISA, but is exempt from most parts of ERISA since it is an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees. In no event shall any references to ERISA in the Plan be construed to mean that the Plan is subject to any particular provisions of ERISA. The Plan shall be governed and construed in accordance with federal law and the laws of the State of Oklahoma, except to the extent such laws are preempted by ERISA.

     IN WITNESS WHEREOF, Kerr-McGee Corporation has caused this Plan (as amended and restated) to be duly adopted and executed, effective as of February 26, 1999.

                                         KERR-McGEE CORPORATION


                                         By:(William E. Bradford)
                                            ---------------------------------
                                             William E. Bradford
                                             Director and Chair of the
                                             Executive Compensation Committee

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